                                                                    EXHIBIT g(2)


                        AMENDMENT TO CUSTODIAN AGREEMENT

         This Amendment to Custodian Agreement is made as of April 26, 2001 by and among each investment company party to that certain Custodian Agreement with State Street Bank and Trust Company dated as of October 20, 2000 (as amended, modified or supplemented and in effect from time to time, the "Contract") and State Street Bank and Trust Company.

         WHEREAS, capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Contract;

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. The last sentence of the second paragraph of Article 1 shall be deleted and replaced in its entirety with the following language, "The Custodian may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Articles 3 and 4 hereof."

II. Article 3 of the Contract is hereby deleted, and Articles 4 through 25 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 26, respectively (except that Article 5A shall become Article 6A).

III. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

ARTICLE 3.        PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

3.1. DEFINITIONS. Capitalized terms in this Agreement shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible

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Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.     THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

         3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

         3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with
Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody


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Manager with respect to that country and to have accepted such delegation.
Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Forty-five days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3    SCOPE OF DELEGATED RESPONSIBILITIES:

                  (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an


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Eligible Foreign Custodian it has selected are no longer appropriate, the
Foreign Custody Manager shall notify the Board (or the Fund's duly-authorized investment adviser) in accordance with Section 3.2.5 hereunder and, to the extent that the Foreign Custody Manager has not issued a notice of withdrawal as Foreign Custody Manager for the particular country (pursuant to Section 3.2.2 above); the Foreign Custody Manager has not received a Proper Instruction to close the account (pursuant to Section 3.2.2 above); and no other notice regarding termination of delegation has been issued (pursuant to Section 3.2.8 below), the Foreign Custody Manager shall suggest (in a non-binding manner) an alternative Eligible Foreign Custodian, if such is available.

         3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

         3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change, as required by section (b)(2) of Rule 17f-5.

3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

         3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective forty-five (45) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.


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3.3      ELIGIBLE SECURITIES DEPOSITORIES.

         3.3.1 ANALYSIS AND MONITORING. To assist the Fund in its determination of whether a custody arrangement provides reasonable safeguards against the custody risks associated with maintaining assets with an Eligible Securities Depository, the Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

ARTICLE 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES.

4.1 DEFINITIONS. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.


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4.4.     TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;


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         (ix)     for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against delivery of such securities, unless prevailing market conditions (as described in Section 4.4.3 below) provide for delivering monies to the seller thereof or to a dealer thereof (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;


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         (vi)     for payment of part or all of the dividends received in
                  respect of securities sold short;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures generally acceptable to Institutional Investors in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. For purposes of this Contract, the term "Institutional Investors" shall mean U.S. registered investment companies or major, U.S. based commercial banks, insurance companies, pension funds or substantially similar financial institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of non-U.S. custodial services.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice in the particular jurisdiction and are generally acceptable to Institutional Investors.

4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank


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accounts shall be opened and maintained outside the United States on behalf of a
Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.    LIABILITY OF FOREIGN SUB-CUSTODIANS.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from


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and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.    TAX LAW.

Except to the extent that imposition of such item arises from the Custodian's failure to perform in accordance with this Section, the Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting; any change in the organization, domicile or other relevant fact concerning tax treatment of the Fund; and if the Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which the Fund is a part under general laws and treaty provisions. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information. Such assistance of the Custodian shall include, when and as applicable, ascertaining the appropriate rate of tax withholding and providing such documents as may be required to enable the Fund to receive appropriate tax treatment under applicable tax laws and treaty provisions.

4.12.    LIABILITY OF CUSTODIAN.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Contract.

IV. Subsection (iii) of the second sentence of newly renumbered Article 14 of the Contract and the word ", and" immediately preceeding said subsection (iii), are hereby deleted.


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V.       The reference to "Schedule B" contained in the newly renumbered Section
         7(1) of the Contract is hereby amended to instead refer to "Schedule F" and, in connection therewith, the first occurring original Schedule B to the Contract (entitled `Custody Fee Schedule') is hereby renamed "Schedule F".

VI. The reference to "Schedule C" contained in the last paragraph of newly renumbered Section 10 of the Contract is hereby amended to instead refer to "Schedule G" and, in connection therewith, (a) the first occurring original (untitled) Schedule C to the Contract is hereby renamed "Schedule G" and (b) the second occurring original Schedule C to the Contract (entitled `Remote Access Services Addendum to Custodian Agreement') shall no longer be referred to as "Schedule C."

VII. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


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
                                 SIGNATURE PAGE


         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                STATE STREET BANK AND TRUST COMPANY


/s/Stephanie L. Poster
Stephanie L. Poster          By: /s/Joseph L. Hooley
                                 -----------------------------------------------
Vice President                   Joseph L. Hooley, Executive Vice President



WITNESSED BY:                EACH INVESTMENT COMPANY SET FORTH
                                ON EXHIBIT I HERETO


/s/Gregory Bressler
Gregory Bressler             By: /s/ Hal Liebes
                                 -----------------------------------------------
Assistant Secretary              Hal Liebes, Secretary

                                    EXHIBIT I

FUND NAME1                                                 FORM OF ORGANIZATION

Credit Suisse Institutional Fund, Inc.                     Maryland corporation

    -   Cash Reserve Portfolio
    -   Emerging Markets Portfolio
    -   International Equity Portfolio
    -   Major Foreign Markets Portfolio
    -   Small Company Growth Portfolio
    -   Value Portfolio
    -   Warburg Pincus Post-Venture Capital Portfolio
    -   Global Telecommunications Portfolio


Credit Suisse Warburg Pincus Balanced Fund, Inc.           Maryland corporation


Credit Suisse Warburg Pincus Cash Reserve Fund, Inc.       Maryland corporation


Credit Suisse Warburg Pincus Emerging                      Maryland corporation
     Markets Fund, Inc.

Credit Suisse Warburg Pincus Global Fixed                  Maryland corporation
     Income Fund, Inc.

Credit Suisse Warburg Pincus Global Post-Venture           Maryland corporation
     Capital Fund, Inc.


Credit Suisse Warburg Pincus Global Health                 Maryland corporation
     Sciences Fund, Inc.


Credit Suisse Warburg Pincus International                 Maryland corporation
     Equity Fund, Inc.


--------
1 For entities with multiple portfolios, the individual portfolios are bulleted beneath the Fund name.

                                    EXHIBIT I

FUND NAME                                            FORM OF ORGANIZATION

Credit Suisse Warburg Pincus International          Maryland corporation
     Small Company Fund, Inc.


Credit Suisse Warburg Pincus Japan
     Growth Fund, Inc.                              Maryland corporation


Credit Suisse Warburg Pincus Japan Small            Maryland corporation
     Company Fund, Inc.


Credit Suisse Warburg Pincus Major Foreign          Maryland corporation
     Markets Fund, Inc.


Credit Suisse Warburg Pincus New York               Maryland corporation
     Tax Exempt Fund, Inc.


Warburg Pincus Trust                                Massachusetts business trust


    -   Emerging Growth Portfolio
    -   International Equity Portfolio
    -   Global Post-Venture Capital Portfolio
    -   Small Company Growth Portfolio
    -   Value Portfolio
    -   Emerging Markets Portfolio
    -   Global Telecommunications Portfolio


Warburg Pincus Trust II                             Massachusetts business trust

    -   Fixed Income Portfolio


Credit Suisse Warburg Pincus Worldperks Money       Maryland corporation
     Market Fund, Inc.


Credit Suisse Warburg Pincus Worldperks Tax Free    Maryland corporation
     Money Market Fund, Inc.

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS



Argentina                  Citibank, N.A.


Australia                  Westpac Banking Corporation


Austria                    Erste Bank der Osterreichischen
                           Sparkassen AG


Bahrain                    HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Bangladesh                 Standard Chartered Bank


Belgium                    Fortis Bank nv-sa


Bermuda                    The Bank of Bermuda Limited


Bolivia                    Citibank, N. A.


Botswana                   Barclays Bank of Botswana Limited


Brazil                     Citibank, N.A.


Bulgaria                   ING Bank N.V.


Canada                     State Street Trust Company Canada


Chile                      BankBoston, N.A.


People's Republic          The Hongkong and Shanghai
of China                   Banking Corporation Limited,
                           Shanghai and Shenzhen branches


Colombia                   Cititrust Colombia S.A. Sociedad Fiduciaria

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Costa Rica                 Banco BCT S.A.


Croatia                    Privredna Banka Zagreb d.d


Cyprus                     The Cyprus Popular Bank Ltd.


Czech Republic             Eeskoslovenska Obchodni
                           Banka, A.S.


Denmark                    Danske Bank A/S


Ecuador                    Citibank, N.A.


Egypt                      Egyptian British Bank S.A.E.
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Estonia                    Hansabank


Finland                    Merita Bank Plc.


France                     BNP Paribas, S.A.


Germany                    Dresdner Bank AG


Ghana                      Barclays Bank of Ghana Limited


Greece                     National Bank of Greece S.A.


Hong Kong                  Standard Chartered Bank


Hungary                    Citibank Rt.


Iceland                    Icebank Ltd.

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

India                      Deutsche Bank AG

                           The Hongkong and Shanghai
                           Banking Corporation Limited


Indonesia                  Standard Chartered Bank


Ireland                    Bank of Ireland


Israel                     Bank Hapoalim B.M.


Italy                      BNP Paribas, Italian Branch


Ivory Coast                Societe Generale de Banques
                           en Cote d'Ivoire


Jamaica                    Scotiabank Jamaica Trust and Merchant
                           Bank Ltd.


Japan                      The Fuji Bank, Limited

                           The Sumitomo Bank, Limited


Jordan                     HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Kazakhstan                 HSBC Bank Kazakhstan


Kenya                      Barclays Bank of Kenya Limited


Republic of Korea          The Hongkong and Shanghai Banking
                           Corporation Limited


Latvia                     A/s Hansabanka

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Lebanon                    HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Lithuania                  Vilniaus Bankas AB


Malaysia                   Standard Chartered Bank Malaysia Berhad


Mauritius                  The Hongkong and Shanghai
                           Banking Corporation Limited


Mexico                     Citibank Mexico, S.A.


Morocco                    Banque Commerciale du Maroc


Namibia                    Standard Bank Namibia Limited               -


Netherlands                Fortis Bank (Nederland) N.V.


New Zealand                ANZ Banking Group (New Zealand) Limited


Nigeria                    Stanbic Merchant Bank Nigeria Limited


Norway                     Christiania Bank og Kreditkasse ASA


Oman                       HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Pakistan                   Deutsche Bank AG


Palestine                  HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)
Panama                     BankBoston, N.A.

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Peru                       Citibank, N.A.


Philippines                Standard Chartered Bank


Poland                     Bank Handlowy w Warszawie S.A.


Portugal                   Banco Comercial Portugues


Qatar                      HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Romania                    ING Bank N.V.


Russia                     Credit Suisse First Boston AO - Moscow
                           (as delegate of Credit Suisse
                           First Boston - Zurich)


Singapore                  The Development Bank of Singapore Limited


Slovak Republic            Eeskoslovenska Obchodni Banka, A.S.


Slovenia                   Bank Austria Creditanstalt d.d. - Ljubljana


South Africa               Standard Bank of South Africa Limited


Spain                      Banco Santander Central Hispano S.A.


Sri Lanka                  The Hongkong and Shanghai
                           Banking Corporation Limited


Swaziland                  Standard Bank Swaziland Limited


Sweden                     Skandinaviska Enskilda Banken


Switzerland                UBS AG

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Taiwan - R.O.C.            Central Trust of China


Thailand                   Standard Chartered Bank


Trinidad & Tobago          Republic Bank Limited


Tunisia                    Banque Internationale Arabe de Tunisie


Turkey                     Citibank, N.A.


Ukraine                    ING Bank Ukraine


United Kingdom             State Street Bank and Trust Company,
                           London Branch


Uruguay                    BankBoston, N.A.


Venezuela                  Citibank, N.A.


Vietnam                    The Hongkong and Shanghai
                           Banking Corporation Limited


Zambia                     Barclays Bank of Zambia Limited


Zimbabwe                   Barclays Bank of Zimbabwe Limited

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                              DEPOSITORIES
Argentina                            Caja de Valores S.A.


Australia                            Austraclear Limited

                                     Reserve Bank Information and
                                     Transfer System


Austria                              Oesterreichische Kontrollbank AG
                                     (Wertpapiersammelbank Division)


Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                                     Banque Nationale de Belgique


Brazil                               Companhia Brasileira de Liquidacao e
                                     Custodia

                                     Sistema Especial de Liquidacao e de
                                     Custodia  (SELIC)

                                     Central de Custodia e de Liquidacao
                                     Financeira de


Bulgaria                             Central Depository AD

                                     Bulgarian National Bank


Canada                               Canadian Depository for Securities Limited


Chile                                Deposito Central de Valores S.A.

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRIES                         DEPOSITORIES

People's Republic                 Shanghai Securities Central Clearing &
of China                          Registration Corporation


                                  Shenzhen Securities Central Clearing Co., Ltd.


Colombia                          Deposito Centralizado de Valores


Costa Rica                        Central de Valores S.A.

Croatia                           Ministry of Finance

                                  National Bank of Croatia

                                  Sredisnja Depozitarna Agencija d.d.


Czech Republic                    Stredisko cennych papiru

                                  Czech National Bank


Denmark                           Vaerdipapircentralen (Danish Securities
                                  Center)


Egypt                             Misr for Clearing, Settlement, and
                                  Depository


Estonia                           Eesti Vaartpaberite Keskdepositoorium


Finland                           Finnish Central Securities Depository


France                            Euroclear France


Germany                           Clearstream Banking AG, Frankfurt

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRIES                           DEPOSITORIES

Greece                              Bank of Greece,
                                    System for Monitoring Transactions in
                                    Securities in Book-Entry Form

                                    Apothetirion Titlon AE - Central Securities
                                    Depository


Hong Kong                           Central Clearing and Settlement System

                                    Central Moneymarkets Unit


Hungary                             Kozponti Elszamolohaz es Ertektar
                                    (Budapest) Rt. (KELER)

India                               National Securities Depository Limited

                                    Central Depository Services India Limited

                                    Reserve Bank of India


Indonesia                           Bank Indonesia

                                    PT Kustodian Sentral Efek Indonesia


Israel                              Tel Aviv Stock Exchange Clearing
                                    House Ltd. (TASE Clearinghouse)


Italy                               Monte Titoli S.p.A.


Ivory Coast                         Depositaire Central - Banque de Reglement


Jamaica                             Jamaica Central Securities Depository


Japan                               Japan Securities Depository Center
                                    (JASDEC) Bank of Japan Net System

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRIES                             DEPOSITORIES


Kazakhstan                            Central Depository of Securities


Kenya                                 Central Bank of Kenya


Republic of Korea Korea               Securities Depository


Latvia                                Latvian Central Depository


Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                                      Banque du Liban


Lithuania                             Central Securities Depository of Lithuania


Malaysia                              Malaysian Central Depository Sdn. Bhd.

                                      Bank Negara Malaysia,
                                      Scripless Securities Trading and
                                      Safekeeping System


Mauritius                             Central Depository and Settlement Co. Ltd.

                                       Bank of Mauritius


Mexico                                S.D. INDEVAL
                                      (Instituto para el Deposito de Valores)


Morocco                               Maroclear


Netherlands                           Nederlands Centraal Instituut voor
                                      Giraal Effectenverkeer B.V. (NECIGEF)

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRIES                       DEPOSITORIES

New Zealand                     New Zealand Central Securities
                                Depository Limited


Nigeria                         Central Securities Clearing System Limited


Norway                          Verdipapirsentralen (Norwegian Central
                                Securities Depository)


Oman                            Muscat Depository & Securities
                                Registration Company, SAOC



Pakistan                        Central Depository Company of Pakistan
                                Limited

                                State Bank of Pakistan

Palestine                       Clearing Depository and Settlement, a department
                                of the Palestine Stock Exchange


Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A


Philippines                     Philippine Central Depository, Inc.

                                Registry of Scripless Securities
                                (ROSS) of the Bureau of Treasury


Poland                          National Depository of Securities
                                (Krajowy Depozyt Papierow Wartosciowych SA)

                                Central Treasury Bills Registrar


Portugal                        Central de Valores Mobiliarios

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRIES                          DEPOSITORIES

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market


Romania                            National Securities Clearing, Settlement and
                                   Depository Company

                                   Bucharest Stock Exchange Registry Division

                                   National Bank of Romania


Singapore                          Central Depository (Pte) Limited

                                   Monetary Authority of Singapore



Slovak Republic                    Stredisko cennych papierov

                                   National Bank of Slovakia


Slovenia                           Klirinsko Depotna Druzba d.d.


South Africa                       Central Depository Limited

                                   Share Transactions Totally Electronic
                                   (STRATE) Ltd.


Spain                              Servicio de Compensacion y
                                   Liquidacion de Valores, S.A.

                                   Banco de Espana, Central de Anotaciones en
                                   Cuenta


Sri Lanka                          Central Depository System (Pvt) Limited

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRIES                            DEPOSITORIES


Sweden                               Vardepapperscentralen  VPC AB
                                     (Swedish Central Securities Depository)


Switzerland                          SegaIntersettle AG (SIS)


Taiwan-R.O.C.                        Taiwan Securities Central Depository Co.,
                                     Ltd.


Thailand                             Thailand Securities Depository Company
                                     Limited


Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres


Turkey                               Takas ve Saklama Bankasi A.S.
                                     (TAKASBANK)


                                     Central Bank of Turkey


Ukraine                              National Bank of Ukraine

United Kingdom                       Central Gilts Office and
                                     Central Moneymarkets Office


Venezuela                            Banco Central de Venezuela


Zambia                               LuSE Central Shares Depository Limited

                                     Bank of Zambia

                                  TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                  SCHEDULE C

                              MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION              BRIEF DESCRIPTION
(FREQUENCY)

The Guide to Custody in World Markets     An overview of safekeeping and
(annually)                                settlement practices and procedures in
                                          each market in which State Street Bank
                                          and Trust Company offers custodial
                                          services.

Global Custody Network Review             Information relating to the operating
(annually)                                history and structure of depositories
                                          and subcustodians located in the
                                          markets in which State Street Bank and
                                          Trust Company offers custodial
                                          services, including transnational
                                          depositories.

Global Legal Survey                       With respect to each market in which
(annually)                                State Street Bank and Trust Company
                                          offers custodial services, opinions
                                          relating to whether local law
                                          restricts (i) access of a fund's
                                          independent public accountants to
                                          books and records of a Foreign
                                          Sub-Custodian or Foreign Securities
                                          System, (ii) the Fund's ability to
                                          recover in the event of bankruptcy or
                                          insolvency of a Foreign Sub-Custodian
                                          or Foreign Securities System, (iii)
                                          the Fund's ability to recover in the
                                          event of a loss by a Foreign
                                          Sub-Custodian or Foreign Securities
                                          System, and (iv) the ability of a
                                          foreign investor to convert cash and
                                          cash equivalents to U.S. dollars.

Subcustodian Agreements                   Copies of the subcustodian contracts
(annually)                                State Street Bank and Trust Company
                                          has entered into with each
                                          subcustodian in the markets in which
                                          State Street Bank and Trust Company
                                          offers subcustody services to its US
                                          mutual fund clients.

Network Bulletins (weekly):               Developments of interest to investors
                                          in the markets in which State Street
                                          Bank and Trust Company offers
                                          custodial services.

Foreign Custody Advisories (as
necessary):                               With respect to markets in which State
                                          Street Bank and Trust Company offers
                                          custodial services which exhibit
                                          special custody risks, developments
                                          which may impact State Street's
                                          ability to deliver expected levels of
                                          service.

                                       29